EQUITY INCOME FUND


A Joint Special Meeting of the Shareholders of the Portfolio was held on December 15, 1999 where shareholders voted on the election of Trustees and the ratification of PricewaterhouseCooper, as the independent public accountants. With regard to the election of J. Miles Branagan, as elected trustee by the shareholders of the Portfolio, 169,848,214 shares were voted in the affirmative and 1,507,725 shares were withheld. With regard to the election of Jerry D. Choate, as elected trustee by the shareholders of the Portfolio, 169,803,136 voted in the affirmative and 1,552,802 shares were withheld. With regard to the election of Linda Hutton Heagy, as elected trustee by the shareholders of the Portfolio, 169,821,118 shares were voted in the affirmative and 1,534,821 shares were withheld. With regard to the election of R. Craig Kennedy, as elected trustee by the shareholders of the Portfolio, 169,847,666 shares were voted in the affirmative and 1,508,272 shares were withheld. With regard to the election of Mitchell M. Merin, as elected trustee by the shareholders of the Portfolio, 169,834,268 shares were voted in the affirmative and 1,521,670 shares were withheld. With regard to the election of Jack E. Nelson, as elected trustee by the shareholders of the Portfolio, 169,829,394 shares were voted in the affirmative and 1,526,544 shares were withheld. With regard to the election of Richard F. Powers, III, as elected trustee by the shareholders of the Portfolio, 169,827,530 shares were voted in the affirmative and 1,528,408 shares were withheld. With regard to the election of Phillip B. Rooney, as elected trustee by the shareholders of the Portfolio, 169,819,043 shares were voted in the affirmative and 1,536,896 shares were withheld. With regard to the election of Fernando Sisto, as elected trustee by the shareholders of the Portfolio, 169,729,575 shares were voted in the affirmative and 1,626,363 shares were withheld. With regard to the election of Wayne W. Whalen, as elected trustee by the shareholders of the Portfolio, 169,841,467 shares were voted in the affirmative and 1,514,471 shares were withheld. With regard to the election of Suzanne H. Woolsey, as elected trustee by the shareholders of the Portfolio, 169,802,935 shares were voted in the affirmative and 1,553,004 shares were withheld. With regard to the election of Paul G. Yovovich, as elected trustee by the shareholders of the Portfolio 169,791,217 shares were voted in the affirmative and 1,564,721 shares were withheld. With regard to the ratification of PricewaterhouseCooper to act as independent public accountants for the Portfolio, 168,251,931 shares were voted in the affirmative and 670,355 shares were voted against the proposal and 2,433,651 shares abstained from voting.